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                        EXHIBIT 10.6


                         Confidential
                       Teaming Agreement
                             for
                        A Proposal For
             Management, Operation and Maintenance
                              of
                        Utility Systems
                  Department of Energy K25 Site
                     Oak Ridge, Tennessee

1. Team Members

This AGREEMENT documents the understanding between Operations Management International, Inc. (OMI) and TenGasCo, Inc. hereinafter referred to as the Team. The Team agrees to pursue the proposed Management, Operations and Maintenance of the Utility Systems at the Department of Energy K25 Site, Oak Ridge, Tennessee (Project), anticipated to be implemented by the Department of Energy in conjunction with the Community Reuse Organization of East Tennessee within the next six months.

2. Exclusive AGREEEMENT

To preserve the respective concepts and interests of the parties hereto in seeking to obtain the Project, OMI shall work exclusively with the other members of the Team with respect to a proposal for the Project. Likewise TenGasCo agrees to work exclusively with OMI with respect to a proposal for the Project. At the mutual consent of the Team, additional members may be added as necessary to satisfy the requirements of the Project.

3. Confidentiality

Team members intend to share information and contacts which might help each of the members to pursue and obtain the work. In consideration of the mutual promises herein, Team employees will not disclose outside their firms any of the information shared for the purposes of obtaining the work. During the course of the work, certain technical or financial information may be exchanged between the firms. Members of the Team shall identify proprietary information when furnishing it to another member of the Team by marking it "Confidential-Do Not Disclose". Each member of the Team shall take reasonable precaution to prevent disclosure of proprietary information to any person or firm other than the client. Proprietary information that is exchanged may only be used by the receiving firm in connection with this Project.

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4. Relationship of Team Members


For purposes of this AGREEMENT, it is anticipated that OMI will be proposed as the prime contractor with responsibility for overall contract performance and management. OMI will also directly perform the management, operation and maintenance of all utility systems except those specified below.

TenGasCo will be a subcontractor to OMI and will perform the management, operation and maintenance of the steam plant and distribution system, the electrical substations and distribution system, and the natural gas distribution system.

The firms will act as "joint" members of the Team as opposed to a "joint venture". Nothing in this AGREEMENT shall be deemed to constitute, create, give effect to, or otherwise recognize a joint venture, partnership, or formal business entity of any kind, and the rights and obligations of the parties shall be limited to those described in this AGREEMENT. Nothing contained herein shall be construed as providing for the sharing of profits or losses arising out of the efforts on any of the parties; except as may be provided for in any resultant subcontract agreed to between the parties. The cooperation of the Team members is for the purpose of complementing their respective capabilities in pursuit, and execution of the pursuit, of the Project. No Team member shall pursue the Project outside of this AGREEMENT, either as a member of another team or as a separate firm without the written consent of the other Team members.

5. Management and Team Member Responsibilities

The Team will develop a joint management approach for all Project tasks. The pursuit efforts will be shared jointly by the Team. OMI will be responsible for management and preparation of the proposal. Each Team member will be responsible for the development and specification of the approach to that portion of the work prosposed to come under its responsility as set forth in Section 4. Relationship of Team Members. The Team objective is to perform the work with the management and technical personnel assembled from each organization. Each major phase and each technical specialty will be completed by personnel working in accordance with a mutually determined and agreed staffing plan.

It is understood that these Team roles are subject to the scope of services ultimately determined to be proposed and to the client's requirements and approval. If necessary, these roles may be modified, or additional Team members added, to satisfy the concerns of the Department of Energy and the Community Reuse Organization of East Tennessee for achieving successful project execution.

Each Team member shall be responsible for the quality of its work and the timely execution of the tasks assigned to it. Each member shall defend, indemnify, and hold harmless each of the other Team members from all claims, loss, damage or injury caused by, and to the proportionate extent of, it's negligence or willful misconduct arising

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out of its services on the Project. The obligation to defend, indemnify, and hold harmless shall survive the termination provisions of this AGREEMENT.

6. Termination

This AGREEMENT will terminated on the happening of the following, whichever occurs first:

      *  The Team is not awarded the Project
      * All services contracted for by the Team are completed and all fees are collected and disbursed
      *  The contract with the client is terminated for any reason
      *  The mutual consent of all Team members is obtained in writing
      *  Acquisition of any Team member by another firm

7. AGREEMENT Amendment and Assignment

This AGREEMENT contains the entire understanding between the Team member and supersedes previous understandings, commitments or agreements, whether oral or written, with respect to the pursuit and execution of the work on this Project.

This AGREEMENT may be amended at any time under mutual written agreement of all the Team members.

The AGREEMENT shall not be assigned by any Team member without the prior written approval of the other parties. No Team member may assign or subcontract the services to be performed by itself without the prior approval of the other party.

8.  Signatures

THIS AGREEMENT IS ACCEPTED AND APPROVED ON BEHALF OF EACH TEAM MEMBER BY THEIR UNDERSIGNED DULY AUTHORIZED OFFICERS.

Operations Management International, Inc.      TenGasCo, Inc.

/s/ Jack R. Noble                              /s/ Robert M. Carter, V.P.
________________________________________       __________________________

Vice President                                 /s/ illegible
________________________________________       __________________________

District/Regional Project Development            3-12-97
________________________________________       __________________________
Date   3-12-97                                 Date